UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 5, 2007
Date of Report (Date of earliest event reported)

POWER AIR CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-51256	98-0433974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4777 Bennett Drive, Suite E, Livermore, California	94551
(Address of principal executive offices)	(Zip Code)

(925) 960-8777
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 2 - FINANCIAL INFORMATION

Item 2.03       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 10, 2007, Power Air Corporation ("Power Air") completed a loan secured by the assets of Power Air and its subsidiaries for gross proceeds of $2.19 million (the "Loan Transaction"). Each lender (a "Lender") received a note (a "Note") bearing interest at 10% and an equity consideration certificate (an "Equity Consideration Certificate") under the Loan Transaction entitling the Lender to receive stock and warrants equal to the value of the principal of the loan. The total net proceeds to Power Air from the Loan Transaction was $1.98 million.

Pursuant to the terms of the Loan Transaction, in the event of the closing of a Qualified Offering (which is defined as an underwritten public offering or a private placement resulting in gross proceeds of $5 million or more) before September 30, 2007, the principal amount and accrued and unpaid interest shall become due and payable three business days following the closing of such Qualified Offering.

On June 5, 2007, Power Air closed a Qualified Offering (see Item 3.02 below regarding the Qualified Offering) and, pursuant to the terms of the Loan Transaction, Power Air repaid the Notes and the accrued interest thereon as of June 5, 2007.

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02       Unregistered Sales of Equity Securities

On June 5, 2007, in a private placement transaction, Power Air issued an aggregate of 14,285,716 units (each a "Unit") at a price of $0.35 per Unit for total gross proceeds of $5,000,000 (the "Private Placement Offering"), with each Unit being comprised of one share of common stock and one non-transferable share purchase warrant (each a "Warrant") of Power Air, and with each Warrant entitling the holder to purchase one additional share of common stock of Power Air at an exercise price of $0.50 per share from the date of issuance to the date of expiry on June 5, 2009. The 14,285,716 Units were sold to purchasers who were offshore pursuant to Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act").

Under the Loan Transaction that completed on April 10, 2007, and reported on April 16, 2007, each Lender was issued a Note and also received an Equity Consideration Certificate in an amount equal to such Lender's Note. The Equity Consideration Certificates entitle the Lenders to receive either "Primary Equity Consideration" or "Alternate Equity Consideration". Under the Loan Transaction, the "Primary Equity Consideration" shall consist of the identical securities that Power Air sells in its next Qualified Offering (which is defined as an underwritten public offering or a private placement by Power Air resulting in gross proceeds of $5 million or more). The number of such securities to be received by each Lender shall be the result obtained by dividing 100% of the original principal amount of the Note purchased by such Lender in the Loan Transaction by the price of the security, or package of securities, sold by Power Air in the Qualified Offering. The Primary Equity Consideration is required to be delivered to the Lender (or its transferee or assignee) within three business days following the closing of the Qualified Offering.

As the Private Placement Offering constitutes a Qualified Offering, on June 5, 2007, Power Air issued an aggregate of 6,257,118 Units to the Lenders on the same terms and conditions as the Private Placement Offering for no additional consideration as specified under the Loan Transaction. The Lenders originally purchased the Notes with the Equity Consideration Certificates as "accredited investors" as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

Also on June 5, 2007, in a separate private placement transaction, Power Air issued 200,000 shares of common stock at a price of $0.40 per share for gross proceeds of $80,000 to an offshore purchaser pursuant to Regulation S under the Securities Act.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01       Financial Statements and Exhibits.

(a)       Financial Statements of Business Acquired.

Not applicable.

(b)       Pro forma Financial Information.

Not applicable.

(c)       Shell company transactions.

Not applicable.

(d)       Exhibits.

Exhibit No.	Exhibit Description
11.1	Form of the $0.35 Unit Private Placement Subscription Agreement between Power Air and each of the purchasers of the Units under the Private Placement Offering (a non-qualified offering).
11.2	Form of the Non-U.S. Share Purchase Warrant Certificate utilized with the Private Placement Offering.
11.3	Form of the U.S. Share Purchase Warrant Certificate utilized with the Lenders under the Equity Consideration Certificates.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER AIR CORPORATION
DATE: June 11, 2007.	By: "Remy Kozak" ___________________________________ Remy Kozak President and Chief Executive Officer

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